Exhibit 10.6

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fifth Amendment to Employment Agreement is made and entered into as of March 1, 2006 by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and William Naylon (“Executive”).

Recitals

A)	On January 16, 2002 an Employment Agreement (“Agreement”) was made and entered into by and between Employer and Executive.

B)	On January 22, 2003, a First Amendment to Agreement was made and entered into by and between Employer and Executive;

C)	On February 1, 2004, a Second Amendment to Agreement was made and entered into by and between Employer and Executive;

D)	On February 16, 2005, a Third Amendment to Agreement was made and entered into by and between Employer and Executive;

E)	On January 11, 2006, a Fourth Amendment to Agreement was made and entered into by and between Employer and Executive;

F)	Employer and Executive now desire to further amend the Agreement, as set forth hereinbelow:

Agreement

1.	Section 2.1 of the Agreement which provides:

2.1 Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $231,750 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

is hereby amended, effective January 1, 2006, to provide as follows:

2.1 Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $239,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

2.	All other terms of the Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

William Naylon	By:	/s/ Jose Luis Laparte

/s/ William Naylon	Name:	Jose Luis Laparte

	Its:	President